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                                   EXHIBIT 14
             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 4, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report of AEGON/Transamerica Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Representations and Warranties" in such Registration Statement.




PricewaterhouseCoopers LLP
Tampa, Florida

February 27, 2003